SLM Student Loan Trust 1999-1
Quarterly Servicing Report
Report Date: 6/30/2004 Reporting Period: 4/1/04-6/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		3/31/2004	Activity	6/30/2004
A	i	Portfolio Balance	$331,034,196.44	($15,139,080.62)	$315,895,115.82
	ii	Interest to be Capitalized	2,762,011.52		2,477,903.08

	iii	Total Pool	$333,796,207.96		$318,373,018.90

	iv	Specified Reserve Account Balance	—		—

	v	Total Adjusted Pool	$333,796,207.96		$318,373,018.90

B	i	Weighted Average Coupon (WAC)	3.935%		3.938%
	ii	Weighted Average Remaining Term	95.93		94.67
	iii	Number of Loans	108,750		104,933
	iv	Number of Borrowers	51,831		49,963

						% of		% of
	Notes and Certificates			Spread	Balance 04/26/04	O/S Securities	Balance 7/26/04	O/S Securities
C	i	A-1T Notes	78442GBD7	0.87%	$—	0.000%	$—	0.000%
	ii	A-1L Notes	78442GBE5	0.08%	—	0.000%	—	0.000%
	iii	A-2L Notes	78442GBG0	0.18%	297,736,207.96	89.197%	282,313,018.90	88.674%
	iv	Certificates	78442GBH8	0.45%	36,060,000.00	10.803%	36,060,000.00	11.326%

	v	Total Notes and Certificates			$333,796,207.96	100.000%	$318,373,018.90	100.000%

	Reserve Account		4/26/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$834,490.52	$795,932.55
	iv	Reserve Account Floor Balance ($)	$1,002,076.00	$1,002,076.00
	v	Current Reserve Acct Balance ($)	$1,002,076.00	$1,002,076.00

II. 1999-1 Transactions from: 4/1/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$14,117,202.14
	ii	Principal Collections from Guarantor	2,342,282.76
	iii	Principal Reimbursements	13,500.29
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$16,472,985.19

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$37,733.30
	ii	Capitalized Interest	(1,371,637.87)

	iii	Total Non-Cash Principal Activity	$(1,333,904.57)

C	Total Student Loan Principal Activity		$15,139,080.62

D	Student Loan Interest Activity
	i	Regular Interest Collections	$1,463,055.23
	ii	Interest Claims Received from Guarantors	105,045.64
	iii	Collection Fees/Return Items	15,801.97
	iv	Late Fee Reimbursements	93,777.59
	v	Interest Reimbursements	12,166.12
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	67,127.30
	viii	Subsidy Payments	362,928.54

	xi	Total Interest Collections	$2,119,902.39

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,029.87
	ii	Capitalized Interest	1,371,637.87

	iii	Total Non-Cash Interest Adjustments	$1,373,667.74

F	Total Student Loan Interest Activity		$3,493,570.13

G	Non-Reimbursable Losses During Collection Period		$36,934.17

H	Cumulative Non-Reimbursable Losses to Date		$1,037,613.58

III. 1999-1 Collection Account Activity 4/1/2004 through 6/30/2004

A	Principal Collections
	i	Principal Payments Received	$11,290,969.99
	ii	Consolidation Principal Payments	5,168,514.91
	iii	Reimbursements by Seller	678.85
	iv	Borrower Benefits Reimbursements	6,343.1
	v	Reimbursements by Servicer	1,531.53
	vi	Re-purchased Principal	4,946.85

	vii	Total Principal Collections	$16,472,985.19

B	Interest Collections
	i	Interest Payments Received	$1,950,418.34
	ii	Consolidation Interest Payments	47,738.37
	iii	Reimbursements by Seller	38.48
	iv	Borrower Benefits Reimbursements	437.41
	v	Reimbursements by Servicer	10,927.27
	vi	Re-purchased Interest	762.96
	vii	Collection Fees/Return Items	15,801.97
	viii	Late Fees	93,777.59

	ix	Total Interest Collections	$2,119,902.39

C	Other Reimbursements		$143,929.33

D	Administrator Account Investment Income		$—

E	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$18,736,816.91
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(492,057.17)
		Consolidation Loan Rebate Fees	$(143.46)
F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$18,244,616.28

G	Servicing Fee Calculation-Current Month
	i	Primary Servicing Fee — Non-Consolidation Loans	$239,997.68
	ii	Primary Servicing Fee — Consolidation Loans	$22.73

H	Servicing Fees Due for Current Period		$240,020.41

I	Carryover Servicing Fees Due		$—

J	Administration Fees Due		$20,000.00

K	Total Fees Due for Period		$260,020.41

IV. 1999-1	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004
INTERIM:
In School
Current	3.314%	3.355%	2,714	1,990	2.496%	1.896%	$10,454,290.37	$7,806,946.36	3.158%	2.471%

Grace
Current	3.419%	3.285%	599	853	0.551%	0.813%	$2,061,901.46	$3,252,640.19	0.623%	1.030%

TOTAL INTERIM	3.331%	3.335%	3,313	2,843	3.046%	2.709%	$12,516,191.83	$11,059,586.55	3.781%	3.501%
REPAYMENT
Active
Current	4.065%	4.061%	64,729	63,548	59.521%	60.561%	$166,140,578.20	$162,097,433.41	50.188%	51.314%
31-60 Days Delinquent	4.068%	4.074%	3,777	3,582	3.473%	3.414%	$12,464,767.10	$11,095,823.01	3.765%	3.513%
61-90 Days Delinquent	4.137%	4.053%	2,246	2,350	2.065%	2.240%	$7,737,222.81	$7,539,981.84	2.337%	2.387%
91-120 Days Delinquent	4.028%	4.073%	1,334	1,533	1.227%	1.461%	$5,107,661.96	$5,007,975.28	1.543%	1.585%
> 120 Days Delinquent	4.128%	4.079%	3,691	4,211	3.394%	4.013%	$13,604,541.23	$15,037,879.28	4.110%	4.760%

Deferment
Current	3.473%	3.467%	15,801	14,045	14.530%	13.385%	$55,444,381.13	$49,620,467.37	16.749%	15.708%

Forbearance
Current	4.017%	4.018%	13,406	12,403	12.327%	11.820%	$56,633,942.28	$52,840,152.19	17.108%	16.727%

TOTAL REPAYMENT	3.957%	3.958%	104,984	101,672	96.537%	96.892%	$317,133,094.71	$303,239,712.38	95.801%	95.994%
Claims in Process (1)	4.325%	4.310%	451	416	0.415%	0.396%	$1,376,566.60	$1,588,908.05	0.416%	0.503%
Aged Claims Rejected (2)	3.420%	3.521%	2	2	0.002%	0.002%	$8,343.30	$6,908.84	0.003%	0.002%
GRAND TOTAL	3.935%	3.938%	108,750	104,933	100.000%	100.000%	$331,034,196.44	$315,895,115.82	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1999-1 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	3.963%	65,743	$173,947,038.68	55.065%
- GSL - Unsubsidized	3.834%	31,427	$113,718,803.93	35.999%
- PLUS Loans	4.142%	5,840	$22,687,184.13	7.182%
- SLS Loans	4.233%	1,921	$5,487,742.83	1.737%
- Consolidation Loans:	7.000%	2	$54,346.25	0.017%

- Total	3.938%	104,933	$315,895,115.82	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.931%	86,240	$277,656,536.75	87.895%
-Two Year	3.985%	13,244	$27,155,366.56	8.596%
-Technical	4.001%	5,436	$11,010,361.29	3.485%
-Other	6.790%	13	$72,851.22	0.023%

- Total	3.938%	104,933	$315,895,115.82	100.000%

*Percentages may not total 100% due to rounding.

VI. 1999-1 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$2,684,226.66
B	Interest Subsidy Payments Accrued During Collection Period		332,167.82
C	SAP Payments Accrued During Collection Period		106,689.57
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACCOUNTS)		48,281.73
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$3,171,365.78

G	Student Loan Rates
	i	Days in Calculation Period	91
	ii	Days in Year	366 and 360
	iii	Net Expected Interest Collections	$3,171,365.78
	iv	Primary Servicing Fee	$732,077.58
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$333,796,207.96
	vii	Student Loan Rate (A-1T)	2.91505%
	viii	Student Loan Rate (A-1L, A-2L & Cert)	2.86726%

		Accrued
		Int Factor	Accrual Period
H	Class A-1T T-Bill Based Interest Rate			0.00000%
I	Class A-1T Interest Rate	0.000000000	(4/26/04 - 7/26/04)	0.00000%
J	Class A-1L Libor Based Interest Rate			0.00000%
K	Class A-1L Interest Rate	0.000000000	(4/26/04 - 7/26/04)	0.00000%
L	Class A-2L Libor Based Interest Rate			1.35000%
M	Class A-2L Interest Rate	0.003412500	(4/26/04 - 7/26/04)	1.35000%
N	Certificate Libor Based Rate of Return			1.62000%
O	Certificate Rate of Return	0.004095000	(4/26/04 - 7/26/04)	1.62000%

VII. 1999-1 Inputs From Previous Quarterly Servicing Reports 3/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$331,034,196.44
	ii	Interest To Be Capitalized	2,762,011.52

	iii	Total Pool	$333,796,207.96
	iv	Specified Reserve Account Balance	—

	v	Total Adjusted Pool	$333,796,207.96

B	Total Note and Certificate Factor		0.32403938216
C	Total Note and Certificate Balance		$333,796,207.96

D	Note Balance 4/26/2004		Class A-1T	Class A-1L	Class A-2L	Certificates

	i	Current Factor	0.0000000000	0.0000000000	0.6899548304	1.0000000000
	ii	Expected Note Balance	$0.00	$0.00	$297,736,207.96	$36,060,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$1,002,076.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 1999-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$18,292,898.01	$18,292,898.01

B	Primary Servicing Fees-Current Month		$240,020.41	$18,052,877.60

C	Administration Fee		$20,000.00	$18,032,877.60

D	Noteholder’s Interest Distribution Amount
	i	Class A-1T	$0.00	$18,032,877.60
	ii	Class A-1L	$0.00	$18,032,877.60
	iii	Class A-2L	$1,016,024.81	$17,016,852.79

	iv	Total Noteholder’s Interest Distribution	$1,016,024.81

E	Certificateholder’s Return Distribution Amount		$147,665.70	$16,869,187.09

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1T	$0.00	$16,869,187.09
	ii	Class A-1L	$0.00	$16,869,187.09
	iii	Class A-2L	$15,423,189.06	$1,445,998.03

	iv	Total Noteholder’s Principal Distribution	$15,423,189.06

G	Certificateholder’s Balance Distribution Amount		$0.00	$1,445,998.03

H	Increase to the Specified Reserve Account Balance		$0.00	$1,445,998.03

I	Carryover Servicing Fees		$0.00	$1,445,998.03

J	Noteholder’s Interest Carryover
	i	Class A-1T	$0.00	$1,445,998.03
	ii	Class A-1L	$0.00	$1,445,998.03
	iii	Class A-2L	$0.00	$1,445,998.03

	iv	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$1,445,998.03

L	Excess to Reserve Account		$1,445,998.03	$0.00

IX. 1999-1 Distributions

A	Distribution Amounts			Class A-1T	Class A-1L	Class A-2L	Certificates
	i	Quarterly Interest Due		$0.00	$0.00	$1,016,024.81	$147,665.70
	ii	Quarterly Interest Paid		0.00	0.00	1,016,024.81	147,665.70

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$0.00	$15,423,189.06	$0.00
	viii	Quarterly Principal Paid		0.00	0.00	15,423,189.06	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$0.00	$16,439,213.87	$147,665.70

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 6/30/04		$333,796,207.96
	ii	Adjusted Pool Balance 6/30/04		318,373,018.90

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i - ii)		$15,423,189.06

	iv	Adjusted Pool Balance 3/31/04		$333,796,207.96
	v	Adjusted Pool Balance 6/30/04		318,373,018.90

	vi	Current Principal Due (iv - v)		$15,423,189.06
	vii	Principal Shortfall from Previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$15,423,189.06

	ix	Principal Distribution Amount Paid		$15,423,189.06

	x	Principal Shortfall (viii - ix)		$—

C		Total Principal Distribution		$15,423,189.06
D		Total Interest Distribution		1,163,690.51

E		Total Cash Distributions - Note and Certificates		$16,586,879.57

F	Note & Certificate Balances			4/26/2004	7/26/2004
	i	A-1T Note Balance	(78442GBD7)	$—	$—
		A-1T Note Pool Factor		0.0000000000	0.0000000000

	ii	A-1L Note Balance	(78442GBE5)	$—	$—
		A-1L Note Pool Factor		0.0000000000	0.0000000000

	iii	A-2L Note Balance	(78442GBG0)	$297,736,207.96	$282,313,018.90
		A-2L Note Pool Factor		0.6899548304	0.6542141193

	iv	Certificate Balance	(78442GBH8)	$36,060,000.00	$36,060,000.00
		Certificate Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,002,076.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$1,445,998.03

	iv	Total Reserve Account Balance Available			$2,448,074.03
	v	Required Reserve Account Balance			$1,002,076.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Corp			$1,445,998.03
	viii	Ending Reserve Account Balance			$1,002,076.00

X. 1999-1 Historical Pool Information

					2003
			4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03
Beginning Student Loan Portfolio Balance			$331,034,196.44	$360,899,321.32	$525,735,331.62

	Student Loan Principal Activity
	i	Regular Principal Collections	$14,117,202.14	$28,275,523.37	$129,393,511.82
	ii	Principal Collections from Guarantor	2,342,282.76	2,912,379.36	$12,556,498.97
	iii	Principal Reimbursements	13,500.29	64,474.02	$31,153,338.20
	iv	Other System Adjustments	—	—	$—

	v	Total Principal Collections	$16,472,985.19	$31,252,376.75	$173,103,348.99
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$37,733.30	$53,682.30	$875,355.61
	ii	Capitalized Interest	(1,371,637.87)	(1,440,934.17)	$(9,142,694.30)

	iii	Total Non-Cash Principal Activity	$(1,333,904.57)	$(1,387,251.87)	$(8,267,338.69)

(-)	Total Student Loan Principal Activity		$15,139,080.62	$29,865,124.88	$164,836,010.30

	Student Loan Interest Activity
	i	Regular Interest Collections	$1,463,055.23	$1,746,049.78	$9,891,114.56
	ii	Interest Claims Received from Guarantors	105,045.64	138,825.12	$705,663.90
	iii	Collection Fees/Return Items	15,801.97	22,928.08	$55,620.74
	iv	Late Fee Reimbursements	93,777.59	123,344.61	$450,244.21
	v	Interest Reimbursements	12,166.12	7,683.20	$238,172.30
	vi	Other System Adjustments	—	—	$—
	vii	Special Allowance Payments	67,127.30	74,037.10	$122,401.31
	viii	Subsidy Payments	362,928.54	392,048.69	$2,357,888.50

	ix	Total Interest Collections	$2,119,902.39	$2,504,916.58	$13,821,105.52

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,029.87	$1,379.44	$(646,597.38)
	ii	Capitalized Interest	1,371,637.87	1,440,934.17	$9,142,694.30

	iii	Total Non-Cash Interest Adjustments	$1,373,667.74	$1,442,313.61	$8,496,096.92

	Total Student Loan Interest Activity		$3,493,570.13	$3,947,230.19	$22,317,202.44

(=)	Ending Student Loan Portfolio Balance		$315,895,115.82	$331,034,196.44	$360,899,321.32
(+)	Interest to be Capitalized		$2,477,903.08	$2,762,011.52	$3,059,919.57

(=)	TOTAL POOL		$318,373,018.90	$333,796,207.96	$363,959,240.89

(+)	Reserve Account Balance		$—	$—	$—

(=)	Total Adjusted Pool		$318,373,018.90	$333,796,207.96	$363,959,240.89

XI.  1999-1 Historical Pool Information (cont.)

			2002	2001	2000	1999
			1/1/02-12/31/02	1/1/01-12/31/01	1/1/00-12/31/00	5/10/99-12/31/99
Beginning Student Loan Portfolio Balance			$722,269,357.91	$849,786,734.06	$937,482,162.56	$978,982,721.13

	Student Loan Principal Activity
	i	Regular Principal Collections	$84,978,020.43	$98,114,223.44	$74,687,605.98	$42,967,135.76
	ii	Principal Collections from Guarantor	$13,921,150.62	$16,773,087.47	12,378,195.65	$2,003,309.64
	iii	Principal Reimbursements	$113,140,799.86	$35,012,297.97	26,024,938.45	$16,645,104.96
	iv	Other System Adjustments	$—	$—	—	—

	v	Total Principal Collections	$212,039,970.91	$149,899,608.88	$113,090,740.08	$61,615,550.36
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,692,963.49	$936,155.74	$1,595,693.27	$865,735.83
	ii	Capitalized Interest	(17,198,908.11)	(23,318,388.47)	(26,991,004.85)	(20,980,727.62)

	iii	Total Non-Cash Principal Activity	$(15,505,944.62)	$(22,382,232.73)	$(25,395,311.58)	$(20,114,991.79)

(-)	Total Student Loan Principal Activity		$196,534,026.29	$127,517,376.15	$87,695,428.50	$41,500,558.57

	Student Loan Interest Activity
	i	Regular Interest Collections	$18,527,636.20	$29,740,727.62	$31,343,981.59	$17,337,466.68
	ii	Interest Claims Received from Guarantors	$953,253.54	$1,309,199.47	833,566.16	85,131.35
	iii	Collection Fees/Return Items	$20,454.30	—	—	—
	iv	Late Fee Reimbursements	$471,745.82	$597,640.55	561,283.14	282,095.46
	v	Interest Reimbursements	$1,524,415.08	$501,742.89	341,328.52	222,858.65
	vi	Other System Adjustments	$—	$—	(184.62)	—
	vii	Special Allowance Payments	$164,605.62	$1,803,930.03	8,832,923.76	719,512.68
	viii	Subsidy Payments	$5,119,928.16	$10,270,972.05	14,738,387.06	8,335,574.24

	ix	Total Interest Collections	$26,782,038.72	$44,224,212.61	$56,651,285.61	$26,982,639.06
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,371,900.57)	$(603,138.61)	$(1,359,428.66)	$(866,862.73)
	ii	Capitalized Interest	17,198,908.11	23,318,388.47	26,991,004.85	20,980,727.62

	iii	Total Non-Cash Interest Adjustments	$15,827,007.54	$22,715,249.86	$25,631,576.19	$20,113,864.89

	Total Student Loan Interest Activity		$42,609,046.26	$66,939,462.47	$82,282,861.80	$47,096,503.95
(=)	Ending Student Loan Portfolio Balance		$525,735,331.62	$722,269,357.91	$849,786,734.06	$937,482,162.56

(+)	Interest to be Capitalized		$5,210,181.24	$10,369,636.50	$13,869,276.47	$17,075,618.10

(=)	TOTAL POOL		$530,945,512.86	$732,638,994.41	$863,656,010.53	$954,557,780.66

(+)	Reserve Account Balance		$1,327,363.78	$1,831,597.49	$2,159,140.03	$2,386,394.45

(=)	Total Adjusted Pool		$532,272,876.64	$734,470,591.90	$865,815,150.56	$956,944,175.11

XII. 1999-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jul-99	$1,002,075,783	—
Oct-99	$972,829,991	6.74%
Jan-00	$954,557,781	5.57%
Apr-00	$932,117,075	5.10%
Jul-00	$910,928,199	5.00%
Oct-00	$886,890,588	5.10%
Jan-01	$863,656,011	5.02%
Apr-01	$841,978,917	4.78%
Jul-01	$816,965,890	4.77%
Oct-01	$782,232,011	5.26%
Jan-02	$732,638,994	6.35%
Apr-02	$687,054,354	7.13%
Jul-02	$651,959,124	7.42%
Oct-02	$590,247,302	8.90%
Jan-03	$530,945,513	10.29%
Apr-03	$482,858,674	11.13%
Jul-03	$461,639,573	10.77%
Oct-03	$396,544,697	12.56%
Jan-04	$363,959,241	12.88%
Apr-04	$333,796,208	13.13%
Jul-04	$318,373,019	12.66%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.